Exhibit 32.0

SECTION 1350 CERTIFICATIONS

I, Harry P. Doherty, Chairman of the Board and Chief Executive Officer, and Donald C. Fleming, Senior Vice President and Chief Financial Officer, of Staten Island Bancorp, Inc. (the “Company”), hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)         The Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m(a) or 78o(d); and

(2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2004	By:	/s/ Harry P. Doherty
Harry P. Doherty
Chairman of the Board and Chief Executive Officer
Date: March 15, 2004	By:	/s/ Donald C. Fleming
Donald C. Fleming
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been provided to Staten Island Bancorp, Inc. and will be retained by Staten Island Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request